[CASTLIGHT]

JOB OFFER LETTER

October 27, 2014

John McCracken

Dear John:
On behalf of Castlight Health, Inc., a Delaware corporation (the “Company”), I am pleased to offer you, conditional on satisfactory results of a routine background check, satisfactory results of reference checks, and other matters mentioned below, the position of Senior Vice President, World Wide Sales at a starting salary of $275,000 per year, subject to applicable withholdings and deductions, payable in accordance with the Company’s standard payroll schedule and procedures.
Beginning in 2015, you will be eligible for incentive compensation with an annual target of $375,000. This incentive compensation is paid quarterly (with a target of $93,750 per quarter) at the end of the month following the end of each quarter (April 30, 2015 for the Q1 payout). You must be employed with us on the date of the payout and payment is based on assessment of your performance against defined objectives and quotas as set in the Company’s Sales Compensation Plan as determined by the Company and as such may be amended by the Company from time to time.
If you accept this offer, we expect that your start date will be no later than November 3, 2014 and you will report to Michele Law, Chief Revenue Officer. Your primary duties will be to play a pivotal role in leading the Sales, Field Enablement and Sales Support teams. You will contribute valuable insight, expertise and experience to key decisions, including building a revenue and sales strategy linked with our long-term corporate strategy to ensure that the entire organization has the direction, information, resources and support to successfully execute in the field. Of course, the Company may modify your responsibilities, title and compensation from time to time, as it deems necessary.
As a regular employee of the Company, you will be eligible to participate in Company-sponsored benefits generally available to regular employees. You shall also be reimbursed in accordance with the Company’s expense reimbursement policies for all documented reasonable business expenses that are incurred in connection with carrying out your duties for the Company and in compliance with Company policy. At Castlight we do not have a formal paid vacation, personal and

Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
P: (415) 829-1400
www.castlighthealth.com
29042/00600/FW/9482029.1

[CASTLIGHT]

sick-time policy. Instead, we have a flexible time-off policy pursuant to which we encourage you to take time-off and to work with your manager on the timing.
Subject to the approval of the Company’s Board of Directors, you shall be granted an option (the “Option”) to purchase 400,000 shares of the Company’s Class B Common Stock, at an exercise price equal to the fair market value of such shares on the date of grant as determined by the Company’s Board of Directors. Also subject to the approval of the Company’s Board of Directors, you will be awarded 400,000 restricted stock units to acquire shares of Company Class B Common Stock (“RSUs”). Both the Option and the RSUs shall be granted pursuant to and upon the terms set forth in the Company’s 2014 Equity Incentive Plan (“Plan”) and the award agreements. So long as you remain actively employed by the Company, the Option shall vest: (a) with respect to 20% of the underlying shares on the one-year anniversary of your employment start date; and (b) with respect to the balance in, 48 installments of 1.667% of the underlying shares upon your completion of each additional consecutive month of service. The RSUs are subject to a five-year vesting schedule with 20% of the RSUs vesting after one year of your continuous service and the remainder of the RSUs vesting quarterly thereafter, provided you remain in continuous service on each applicable vesting date, as set forth in the applicable RSU award agreement.
The award of Options and of RSUs by the Company is subject to the Board of Directors approval and this promise to recommend such approval is not a promise of compensation and is not intended to create any obligations on the part of the Company. The Options and RSUs will be governed by the terms of the Plan and your stock option agreement and RSU award agreement, both of which will be provided to you upon approval of such award by the Company’s Board of Directors.
You will be entitled to the benefits of any vesting acceleration related to a change in control provided for in the 2014 Company’s 2014 Equity Incentive Plan, attached hereto as Exhibit A.
Your employment pursuant to this offer is contingent upon you providing the Company with the legally required proof of your identity and authorization to work in the United States, upon your signing and agreeing to be bound by the enclosed At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, and upon successful completion of a basic background check as required by the Company to protect privacy of sensitive user information.
While we hope that your employment with the Company will be mutually satisfactory, employment with the Company is for no specific period of time. As a result, either you or the Company is free to terminate your employment relationship at any time for any reason, with or without cause or advance notice. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time-to-time, the “at-will” nature of your employment may not be changed except by an express writing signed and dated by both you and the Chief Executive Officer of the Company.
This letter when signed by you sets forth the terms of your employment with us and supersedes any prior representations or agreements, whether written or oral. To accept this offer, please sign and return this letter to me. This offer will expire at 12:00PM Pacific Time on Friday, October 31, 2014 if not accepted before then.

Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
P: (415) 829-1400
www.castlighthealth.com
29042/00600/FW/9482029.1

[CASTLIGHT]

[Remainder of page intentionally left blank]

We look forward to working with you at the Company.
If you have any questions, please call me at 415.829.1477.
Sincerely,

/s/ Shannon Espinola
Shannon Espinola
Senior Director, People Strategy

I have read, understand, and accept this employment offer. Furthermore, in choosing to accept this offer, I agree that I am not relying on any representations, whether verbal or written, except as specifically set out within this letter

/s/ John McCracken
Employee Signature

John McCracken         10/29/14
Printed Name        Date:

Enclosures:	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, Security Policies Agreement, Benefits Overview, Mobile Device Agreement

Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
P: (415) 829-1400
www.castlighthealth.com
29042/00600/FW/9482029.1

[CASTLIGHT]

July 5, 2016
John McCracken
RE: Promotion
Dear John,
Thank you for your continued commitment and contributions to Castlight. I am pleased to inform you that you have been promoted to the position of Chief Revenue Officer, reporting to me. Effective July 1, 2016, your base salary will increase to $310,000, less applicable withholdings. This represents an 8.8% salary increase. This increase will appear in your July 15, 2016 paycheck. Your annual variable target will increase from $375,000 to $390,000 effective July 1, 2016. Your annual target cash compensation increases from $660,000 to $700,000.
Subject to the approval of the Company’s Board of Directors, you will be awarded 275,000 restricted stock units (“RSUs”), and 200,000 stock options to acquire share of Company Class B Common Stock under its 2014 Equity Incentive Plan (“Plan”). The RSUs are subject to a four-year vesting schedule with 25% of the RSUs vesting on August 16, 2017 and the remainder of the RSUs vesting quarterly thereafter, provided you remain in continuous service on each applicable vesting date, as set forth in the applicable RSU award agreement. The stock options are subject to a four-year vesting schedule with 25% of the stock vesting on one year from grant date, and the remainder of the stock options vesting monthly thereafter, provided you remain in continuous service on each applicable vesting date, as set forth in the applicable award agreement. The award of RSUs and stock options by the Company is subject to the Board of Directors approval and this promise to recommend such approval is not a promise of compensation and is not intended to create any obligations on the part of the Company. The RSUs and stock options will be governed by the terms of the Plan and your award agreement, both of which will be provided to you upon approval of such award by the Company’s Board of Directors.
Please sign below to acknowledge this compensation adjustment and return the signed letter to Paul Stearns ([email]).
Thank you again for your efforts at Castlight. We truly appreciate all of your hard work, dedication and commitment.
Congratulations!
/s/ John Doyle
John Doyle

Accepted:     /s/ John McCracken         7/10/16
    John McCracken

Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
P: (415) 829-1400
www.castlighthealth.com
29042/00600/FW/9482029.1